EXHIBIT 4.1

SUPERVALU INC.

Officers’ Certificate and Authentication Order

For 7.50% Senior Notes due 2014

Pursuant to the Indenture dated as of July 1, 1987 between SUPERVALU INC. (the “Company”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of August 1, 1990, the Second Supplemental Indenture dated as of October 1, 1992, the Third Supplemental Indenture dated as of September 1, 1995, the Fourth Supplemental Indenture dated as of August 4, 1999 and the Fifth Supplemental Indenture dated as of September 17, 1999 (as so supplemented, the “Indenture”), the resolutions adopted by the Board of Directors of the Company on October 12, 2006 and the resolutions adopted by the Pricing Committee of the Board of Directors of the Company on October 24, 2006, this Officers’ Certificate and Authentication Order is being delivered to the Trustee to establish the terms of a series of Securities in accordance with Section 301 of the Indenture, to establish the form of the Securities of such series in accordance with Section 201 of the Indenture and to request the authentication and delivery of the Securities of such series pursuant to Section 303 of the Indenture.

Capitalized terms used but not defined herein and defined in the Indenture shall have the respective meanings ascribed to them in the Indenture.

A. Determination of Terms of Series Pursuant to Section 301 of Indenture. There has been established in a Board Resolution a series of securities which shall have the following terms:

1. The series of Securities hereby shall bear the title “7.50% Senior Notes due 2014” (referred to herein as the “Debt Securities”).

2. The aggregate principal amount of Debt Securities shall be limited to $500,000,000 (except as noted in Sections 303, 304, 305, 306, 906 or 1107 of the Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Debt Securities, “reopen” this series of Debt Securities so as to increase the aggregate principal amount of Debt Securities Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as any such additional Debt Securities have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Debt Securities then Outstanding.

3. The Debt Securities shall be issued only as Registered Securities. The Debt Securities shall not be issued in temporary global form. The Debt Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary or its nominee (each Debt Security represented by a Global Security being herein referred to as a “Book-Entry Debt Security”). The Depositary with respect to such Global Securities shall be The Depository Trust Company. The circumstances under which a Global Security may be exchanged for Debt Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee shall be as provided in Section 305 of the Indenture.

4. The principal of the Debt Securities shall bear interest at the rate of 7.50% per annum from the October 31, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on May 15 and November 15 (each, an “Interest Payment Date”) in each year, commencing May 15, 2007 to the Persons in whose names the Debt Securities (or one or more Predecessor Debt Securities) are registered at the close of business on the May 1 or November 1 immediately preceding such Interest Payment Dates (each a “Regular Record

Date”), regardless of whether such Regular Record Date is a Business Day. Any overdue principal of and premium, if any, on the Debt Securities and any overdue installment of interest on the Debt Securities shall, to the extent permitted by law, bear interest at the rate of 7.50% per annum. Interest on the Debt Securities shall be calculated on the basis of a 360-day year of twelve 30-day months.

5. The principal of each Debt Security shall be due and payable on November 15, 2014.

6. The Borough of Manhattan, The City of New York is hereby designated as a Place of Payment for the Debt Securities, and the place where the principal of and premium, if any, and interest on the Debt Securities shall be payable, where Debt Securities may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Indenture, demands to or upon the Company in respect of the Debt Securities may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York, which initially shall be the office of the Trustee located at 60 Wall Street, 27th Floor, Mail Stop: NYC60-2710, New York, New York 10005. Payment of principal of and interest on each Book-Entry Debt Security represented by a Global Security shall be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Book-Entry Debt Securities represented thereby for all purposes under the Indenture.

7. The Debt Securities are subject to redemption at the option of the Company as provided in the form of Debt Security attached hereto as Exhibit A and in the Indenture.

8. The Company shall not have any obligation to redeem or purchase any Debt Securities pursuant to any sinking fund or analogous provisions.

9. The Debt Securities are subject to redemption at the option of the Holders upon a Change of Control as provided in the form of Debt Security attached hereto as Exhibit A and in the Indenture.

10. The Debt Securities shall not be guaranteed by any of the Company’s Subsidiaries on October 31, 2006. However, the Debt Securities may be guaranteed by any of the Company’s Subsidiaries at any time following October 31, 2006 under the conditions described in the form of Debt Security attached hereto as Exhibit A.

11. The Company shall not pay any additional amounts on Debt Securities held by a Person who is a United States Alien in respect of any tax, assessment or governmental charge withheld or deducted.

12. The Debt Securities shall have such other terms and provisions as are set forth in the form of Debt Security attached hereto as Exhibit A (all of which incorporated by reference in and make a part of this Certificate as if set forth in full at this place).

B. Establishment of Form of Debt Security Pursuant to Section 201 of Indenture. It is hereby established pursuant to Section 201 of the Indenture that the Debt Securities shall be substantially in the form attached as Exhibit A hereto.

C. Order for the Authentication and Delivery of Debt Securities Pursuant to Section 303 of the Indenture. It is hereby ordered pursuant to Section 303 of the Indenture that the Trustee (i) authenticate, in the manner provided by the Indenture, one Debt Security in the aggregate principal amount of $500,000,000 registered in the name of Cede & Co., which Debt Security has been heretofore duly executed by the proper officers of the Company and delivered to the Trustee as provided in the Indenture, and (ii) deliver said authenticated Debt Security to or upon the order of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Credit Suisse Securities (USA) LLC on October 31, 2006.

Pursuant to Section 102 of the Indenture, the undersigned certify as follows: (i) each of the undersigned has read Sections 201, 301 and 303 of the Indenture, including the definitions related thereto, as well as such other instruments, agreements and other documents and records, as the undersigned has deemed necessary or appropriate to certify as to the matters set forth herein; (ii) in the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the authentication and delivery of the Notes have been complied with; and (iii) in the opinion of each of the undersigned, all conditions precedent referred to in clause (ii) above have been complied with.

IN WITNESS WHEREOF, on behalf of the Company we have hereunto signed our names.

Dated: October 31, 2006	SUPERVALU INC.

	By	/s/ Sherry M. Smith
Sherry M. Smith
Senior Vice President, Finance and Treasurer

	By	/s/ John P. Breedlove
John P. Breedlove
Vice President, Business Law and Corporate Secretary